UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2021

PIEDMONT LITHIUM INC.
(Exact name of registrant as specified in its charter)
Delaware	001-38427	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 North Main Street, Suite 100 Belmont, North Carolina	28012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 461-8000

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	PLL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 1, 2021, Piedmont Lithium Inc. (the “Company”) entered into a share subscription agreement (the “Agreement”) with IronRidge Resources Ltd (“IRR”) (AIM: IRR) and Piedmont Lithium Ghana Holdings Inc., a wholly owned subsidiary of the Company (the “Subscriber”). Pursuant to the Agreement, subject to the satisfaction of the conditions precedent set forth in the Agreement, IRR will issue to the Subscriber, and the Subscriber will subscribe for, 54 million ordinary shares of IRR (the “Subscription Shares”) in exchange for a subscription payment of £10.8 million (approximately US$15 million). The Company agreed to unconditionally and irrevocably guarantee to IRR on demand the due and punctual payment of the Subscription Payment by the Subscriber and is further subject to customary indemnification provisions for the benefit of IRR. The Agreement also grants the Subscriber the right, but not the obligation, to appoint one person who must be an employee or officer of the Subscriber, as a non-executive director of IRR, for so long as the Subscriber and certain of its affiliates hold in aggregate at least 9% of the ordinary shares of IRR on issue. The completion of the issue and allotment of the Subscription Shares and admission of the Subscription Shares to trading on AIM becoming effective is expected to take place five business days after the satisfaction of the last condition precedent set forth in the Agreement, or such other time, day or place that the parties agree.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Share Subscription Agreement dated July 1, 2021 among IronRidge Resources Ltd, Piedmont Lithium Ghana Holdings Inc. and Piedmont Lithium Inc.*

* Certain confidential information contained in this document, marked by [***], has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed, or would otherwise constitute an invasion of personal privacy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PIEDMONT LITHIUM INC.

Date: July 7, 2021		/s/ Michael White
	Name:	Michael White
	Title:	Executive Vice President and Chief Financial Officer